Exhibit 99.3


NEW FRONTIER, INC.
P.O. Box 298,
Littleton, Colorado 80160-0298
TEL: (303) 730-9994
FAX: (303) 730-9985
www.nfeinc.com                                                   NFE INC.
March 31, 2006



The Company

New Frontier Energy, Inc. is an independent energy company engaged in the exploration, development and production of natural gas and oil. The company's current and primary focus is on the development and expansion of the 35,000 acre Slater Dome coal bed methane project located along the eastern edge of the Greater Green River basin in northwest Colorado and south central Wyoming.

The Company and its exploration partners have drilled eleven gas wells at the Slater Dome Prospect and have two water disposal wells. The Company commenced production from six wells in June 2005 and tied three new wells into the gathering line in November of 2005.

The Company owns a majority of the limited partnership interests in the 18-mile gas gathering line that delivers gas from the Slater Dome Prospect to a transportation hub.

New Frontier has also acquired 4,200 acres of mineral rights at its Flattops coal bed methane prospect, adjacent to its gas gathering line. NFEI anticipates drilling and testing the potential of this prospect in the summer of 2006.

New Frontier Energy, Inc. also holds 28 different leasehold interests in approximately 40,000 gross acres in its Nucla Prospect located in southwest Colorado. New Frontier Energy continues to develop new oil and gas exploration plays in the Rocky Mountain region.


Principal Development Area
Slater Dome/Coal Bank Draw Prospect

The Slater Dome Field/Coal Bank Draw Prospect is located in the Sand Wash Basin, a sub-basin of the Greater Green River Basin, the area outlined in the map above. The project is located along the southern edge of the Atlantic Rim Coal bed Methane play that has rapidly become one the most significant CBM plays in the Rockies. The U.S. Geological Survey (USGS) "2002 National Oil and Gas Assessment" of oil and gas resources in priority basins in the U.S. estimates that the Greater Green River Basin contains 84.6 trillion cubic feet of natural gas. The assessment includes geologic formations, which are present in the prospect area and have been identified in the previously drilled wells on the prospect.

The primary drilling objective in the Slater Dome Field/Coal Bank Draw Prospect is the basal lies coal formation of the Mesa Verde Group at depths ranging from 700 to 3,200 feet. Reserves have already been proven in this coal section and are expected to have significant quantities of methane gas. This coal section is producing at economic rates in the Slater Dome Field

Secondary objectives include the Upper lies Coal and Williams Fork Coal (also producing at Slater Dome Field), Almond Coals, Mesa Verde sands, Mancos shale, Shannon sand, Niobrara formation, Frontier sands and the Tensleep sand. All are productive within an eight-mile radius of the Slater Dome field.

The target formation at the Flattops prospect is the Fort Union Coals.


Selected Information


Symbol & Market:   The Company's common stock is listed on the over the counter bulletin board under the symbol  "NFEI"

Public Float:      4,236,133 as of March 31, 2006

Capitalization as of November 30,2005:

Convertible Debt:  $1,380,200

Stockholder's Equity:   $4,,308,758

Management ownership:   5.24%

Project Summary

Slater Dome:

Prior to June 2005 there was not a gathering system in the area; consequently NFEI was unable to sell their gas. To solve this problem, NFEI caused the construction of an 18-mile gathering line that was connected to the Questar transportation hub south of Baggs, Wyoming. Other independent oil companies have leased over 600,000 acres north and south of the gathering line.

The Company began producing gas from six of its eight coal bed methane wells on June 3, 2005. Three additional coal bed methane wells were drilled, completed and connected to the gathering line in November 2005. Currently, eight of our 11 coal bed methane wells are producing and hooked into Slater Dome Gathering, LLP's gathering line. NFEI intends to have one additional well connected to the gathering line this month while another well is awaiting installation of a connection line to the gathering line. NFEI anticipates increasing gas volumes from our wells as the dewatering process continues. As is common with many coal bed methane fields, a period of dewatering the coal beds is generally required and is associated with steadily increasing gas production. Approximately 175 MCF per day that is currently being used in operations will be available for sale when the producing wells are electrified. We expect to have electricity brought in to the field by the end of April 2006. Since the inception of production operations we have received between $5.39 and $9.51 per MCF for gas sales from the Slater Dome Field. While encouraged by the present levels of methane gas production, additional dewatering and production history will be required before the full commercial and reserve potential of these wells is known. NFEI anticipates drilling between 10 and 20 new wells at Slater Dome and the surrounding area in summer 2006. There are potentially 150 basal lies coal well locations. Additional drilling will be required to develop the upper lies coals the Williams Fork coals and the Almond coals, as well as the conventional reservoir targets. We intend to continue our acreage acquisition program for this area throughout 2006.


Flattops Prospect:

The Flattops prospect is located along the eastern portion of the Cherokee Ridge that separates the Wyoming Washakie and the Colorado Sand Wash Basins (sub-basins of the Greater Green River basin. The primary objective is the basal Fort Union Coals that yielded gas while abandoning a pre-CBM era well on one of the prospects leases. The proposed drill site is a direct offset to that well and one half mile from the gas gathering pipeline.

Nucla:

New Frontier Energy, Inc., together with other working interesting partners, also hold approximately 40,000 gross acres in its Nucla Prospect located in southwest Colorado; the prospect is essentially exploratory. Consequently, we and the other working interest owners in the Nucla prospect granted a two-year option to an independent third party who intends to evaluate the prospect and conduct a seismic program.


Corporate Strategy:

First, NFEI's strategy is to increase its cash flow and oil and gas reserves by developing the coalbed methane prospect (Slater Dome/Coal Bank Draw) in an environmentally prudent manner. One of the major constraints is the disposal of the water associated with coal gas production. We have chosen to address this issue proactively by disposing of the water associated with our coal gas wells by re-injecting the water into disposal wells. In instances where we are extending development and there is not a disposal well drilled, we are using surface evaporation pits and trucking to dispose of the water. Second, NFEI's roots are based in the development of successful oil and gas prospects. We continue to develop new prospects in house. The prospects developed by NFEI will be sold within the industry while retaining a carried interest during the initial test program. NFEI's third objective is to acquire additional oil, natural gas and other energy prospects capable of producing significant reserves and increasing company cash flow. Fourth, the company will attempt to add to its reserve base by acquiring producing properties using the company's common stock, cash or a combination of the two. Finally, the Company would like to move to the NASDAQ Small Cap Market or AMEX.


Slater Dome Gathering, LLLP:

The gathering line was constructed in the winter of 2005 and NFEI began selling gas on June 3, 2005. The gathering line is capable of handling up to 16 million cubic feet of gas per day and the partnership has the right to increase the capacity by laying additional lines along the existing right of way. Currently, NFEI owns a majority of the limited partnership interests in Slater Dome Gathering, LLLP. Our interest in the gathering line was an important strategic acquisition because there are no east-west gathering lines in the area. We believe that the value of this asset will continue to increase as we expand the gathering system to hook up future productive wells.


Corporate
---------
Paul Laird, President
New Frontier Energy
P.O. Box 298
Littleton, CO 80160
Voice: 303-730-9994 x225
plaird@nfeinc.com


Investor Relations
------------------
Beverly Jedynak, President
bjedvnak(@)janispr.com
Andrew Ponzo
aponzo(@)janispr.com


Martin E. Janis & Co
625 North Michigan Ave.
Chicago, IL 60611
Voice: 312-943-1100


This document may contain forward-looking statements including declarations regarding New Frontier Energy, Inc. and it's future and expected performance based on assumptions that the Company believes are reasonable. No assurances can be given that these statements will prove to be accurate. A number of risks and uncertainties could cause actual results to differ materially from these statements, including, without limitation, decreases in prices for natural gas and crude oil, unexpected decreases in gas and oil production, the timeliness, costs and success of development activities, unanticipated delays and costs resulting from regulatory compliance, and other risk factors described from time to time in the Company's periodic reports filed with the Securities and Exchange Commission. These statements are made only as of the date of this report and future events may cause them to be less like to prove to be true.